EXHIBIT 10.27

                            ASSET PURCHASE AGREEMENT

      THIS AGREEMENT is made as of the 1st day of September, 2000.

B E T W E E N:

            MAGIC LANTERN COMMUNICATIONS LTD., a corporation incorporated pursuant to the laws of the Province of Ontario

            (the "Buyer")

                                     - and -

            RICHARD WOLFF ENTERPRISES, INC., a corporation incorporated pursuant to the laws of the State of Illinois

            (the "Seller")

                                     - and -

            RICHARD WOLFF of the State of Illinois

            (the "Covenantor")

WHEREAS:

A. The Seller carries on the business of sales, licensing and distribution of educational video, CD ROM, and related printed materials worldwide, including broadcast sales and licenses thereof (the "Business").

B. The Seller has agreed to sell the Business, as a going concern, to the Buyer, and the Buyer has agreed to buy the Business including all of the assets belonging to the Seller which are used in connection with the Business except as otherwise specified, and together with the goodwill of the Business, as a going concern, from the Seller, upon and subject to the terms and conditions set out in this Agreement.

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NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements contained in this Agreement, the parties covenant and agree with each other as follows:

                            ARTICLE 1 INTERPRETATION

1.01 Definitions. In addition to any other defined terms contained in this Agreement, the following words and phrases have the following meanings:

"Assets" means all the assets, interests, undertakings, rights and properties of the Seller in connection with the Business of every kind and description, real or personal, tangible or intangible and wherever they are located as of the date of this Agreement including, without limitation but subject to Section 2.01 and the other exclusions listed in the attached Schedule "A":

      (1) all machinery, equipment, furniture, furnishings and accessories, spare parts, manuals and supplies of all kinds as set out in Schedule "A";
      (2) all inventory, including all Betacam SP, 3/4" or 1" master and sub-master videotapes (whether in NTSC, PAL or SECAM format), promotional materials associated therewith, and work in process of the Seller in connection with the Business and a list of such master and sub-master videotapes is attached as Schedule "B";
      (3) the full benefit of all contracts, engagements or commitments, whether written or oral, including, without limitation, all distribution agreements, license agreements of the Seller in connection with the Business to the extent that the same are assignable to Buyer as listed in Schedule "F";
      (4) all registered or unregistered trade marks, trade names, including the trade names "RICHARD WOLFF ENTERPRISES" and "RWE", copyrights, designs, inventions, patents, patent applications, patent rights, licences, telephone numbers, customer lists, agents lists, sublicences, franchises, trade secrets, processes, technology and other industrial and intangibles including, without limitation, all restrictive agreements or negative covenant agreements the Seller may be a party to in connection with the Business;
      (5) the goodwill of the Business including, without limitation, the exclusive right in the Field to use the name "RICHARD WOLFF ENTERPRISES" or "RWE", or any variation thereof, as part of the name of, or in connection with the business carried on or to be carried on by, the Buyer; and
      (6) all other property, assets and rights, real or personal, tangible or intangible, owned by the Seller in connection with the Business or to which it is entitled, provided that there shall be specifically excluded from the Assets the following:
      (7)   cash on hand or in banks or other depositories;

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      (8)   income and corporate taxes recoverable or refundable;
      (9) any governmental rebates or refunds due or which may become due to the Seller pursuant to any federal, state or provincial sales, customs or excise tax legislation; and
      (10) all accounts receivable (i) invoiced by Seller by August 31, 2000 and (ii) reported to Seller by Seller's customers by August 31, 2000 but not then invoiced.

"Business" means the business presently carried on by the Seller consisting of the sales, licensing and distribution of educational media worldwide, including broadcast sales and licenses, outside Canada and the United States of America;

"Business Day" means a day that is not a Saturday, a Sunday or a statutory holiday;

"Buyer's Counsel" means Morrison Brown Sosnovitch LLP, or such other firm of lawyers as may be designated by the Buyer;

"Closing Date" means the 1st day of September, 2000, or such other date as the parties agree to in writing;

"Encumbrances" means any claim, lien, security interest, right, privilege, restriction, demand or other encumbrance whatsoever affecting the property in question, or any right capable of becoming such an encumbrance;

"Field" means the sales, licensing and distribution of educational media worldwide but not including Canada or the fifty (50) states of the United States.

"Interim Period" means the period of time between the date of this Agreement and the Time of Closing;

"Prime Rate" means the commercial lending rate of interest, expressed as an annual rate, which the Citigroup quotes in New York as the reference rate of interest (commonly known as "prime") for the purpose of determining the rate of interest that it charges to its commercial customers for loans in United States funds;

"Seller's Counsel" means BusinessCounsel or such other firm of lawyers as may be designated by the Seller;

"Purchase Price" means the consideration, as set out in this Agreement, payable by the Buyer to the Seller for the Assets;

"Time of Closing" means 2:00 p.m. (CST) on the Closing Date or such other time on the Closing Date at

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which the transaction is completed in Chicago, Illinois, or such other arrangements as the parties may mutually agree upon.

1.02 United States Dollars. All dollar amounts referred to in this Agreement are in United States currency unless otherwise provided.

1.03 Extended Meanings. In this Agreement, where the context requires, the singular number includes the plural and vice versa, the masculine gender includes the feminine and neuter genders and vice versa and the word "person" is not limited to an individual but includes any entity recognized by law.

1.04 Entire Agreement. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter of this Agreement except as specifically set out in this Agreement. No supplement, modification, waiver or termination of this Agreement shall be binding, unless executed in writing by the party or parties to be bound thereby.

1.05 Headings. All headings are included solely for convenience of reference and are not intended to be full or accurate descriptions of the contents thereof.

1.06 Accounting Terms. All accounting terms not specifically defined in this Agreement are to be construed in accordance with generally accepted accounting principles in the United States, consistently applied.

1.07 Schedules. The Schedules attached this Agreements are incorporated in and form part of this Agreement.

1.08 Recitals. Each of the parties acknowledges that the recitals of this Agreement, so far as they relate to such party, are true and correct in substance and in fact.

                      ARTICLE 2 PURCHASE AND SALE OF ASSETS

2.01 Purchase and Sale. Based upon the warranties, representations and covenants, and subject to the terms and conditions, set out in this Agreement, the Buyer agrees to purchase the Assets from the Seller and the Seller agrees to sell the Assets to the Buyer. Buyer understands and agrees that the video series entitled "Eastern Tradition" and its derivative products that Covenantor is writing, producing and marketing are specifically excluded from the Assets.

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2.02 Purchase Price. The Purchase Price payable by the Buyer to the Seller for the Assets shall be Two Hundred Thousand Dollars ($200,000.00), subject to upward adjustment as provided for in section 2.03 of this Agreement.

2.03 Purchase Price Adjustment. The Purchase Price payable by the Buyer to the Seller for the Assets may be adjusted to up to a total of Three Hundred Thousand Dollars ($300,000) in one or two annual increments of $50,000 conditional on the terms set out below and payable as follows:

(a) If Gross Revenues for the Business exceed Five Hundred Thousand Dollars ($500,000.00) for the twelve (12) calendar month period commencing on the 1st day of September, 2000 and ending on the 31st day of August, 2001, the Purchase Price herein shall be increased to Two Hundred Fifty Thousand Dollars ($250,000.00) and the Buyer shall pay to the Seller the increase of Fifty Thousand Dollars ($50,000) as a lump sum payment within sixty
      (60) Business Days after the end of such period.

(b) If Gross Revenues for the Business exceed Six Hundred Thousand Dollars ($600,000.00) for the second period of twelve (12) calendar months after the Closing Date (commencing 1st day of September 2001 and ending on the 31st day of August, 2002), the Purchase Price herein shall be further increased by Fifty Thousand Dollars ($50,000.00) and the Buyer shall pay to the Seller the increase of Fifty Thousand Dollars ($50,000) as a lump sum payment within sixty (60) Business Days after the end of such second period.

For the purposes of this section "Gross Revenue" means the total amount of all sales and other income from whatsoever source derived from the Business, calculated on an annual basis in accordance with generally accepted accounting principles, consistently applied and as applied immediately prior to the purchase herein, and specifically will not include any portion of any sales revenue properly held back as agent's fees or from any sales revenue for invoices rendered by the Seller before the Time of Closing. All sales and other income derived by Buyer and other entities controlled by Buyer from the sale and distribution of educational media outside Canada and the fifty (50) states of the United States and booked by Buyer or any such other entity after the Time of Closing shall be deemed to be Gross Revenue. The following shall not be included in calculating Gross Revenue:

(1) the amount of any tax imposed by any national, federal, provincial, state, municipal or other governmental authority on sales and collected from customers, provided that the amount of any such tax is shown separately and in fact paid by the Franchisee to the appropriate governmental authority; and

(2) an exchange of merchandise or refund made to any customer of the Business, provided that the amount paid for the merchandise or refund was originally included in calculating Gross Revenue.

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For the purposes of this section "controlled" means the possession of the power to direct or cause the direction of management and policies of the entity, whether through the ownership of voting rights, by contract or otherwise. Buyer shall make and certify to Seller reports of Gross Revenues, showing full details of the source and revenues received, to Seller and Covenantor within thirty (30) days after the close of the first and second anniversaries of the Closing Date, and shall keep and maintain records of Gross Revenue for three (3) years after the Closing Date.

2.04 Payment Exchange Rate. In the case of Gross Revenues not paid in United States Dollars, the rate of exchange to be used in computing the amount of currency equivalent in United States Dollars shall be made at a rate of exchange equal to the exchange rate in United States Dollars of the Buyer's bank applied to such funds when such funds are deposited therewith by the Buyer.

2.05 Allocation of Purchase Price. The Purchase Price shall be allocated among the Assets as follows:

(a)   as to the goodwill of the Business, the sum of $1.00;
(b) as to the remaining assets forming part of the Assets, the balance of the Purchase Price.

2.06 Tax Reporting. The Buyer and the Seller agree to prepare and file their respective tax returns in a manner consistent with the foregoing allocations. Each of the Buyer and the Seller (the "non-reporting Party") agrees to indemnify and save harmless the other in respect of any additional tax, interest, penalty and legal and/or accounting costs paid or incurred as a result of the failure of the Non-reporting Party to file its tax return in such manner.

2.07 Payment of Purchase Price. Subject to section 2.03, the Purchase Price shall be paid and satisfied as follows:

(a) the Buyer shall pay to the Seller, or as the Seller directs in writing, on the Closing Date by certified cheque, bank draft or wire transfer at Seller's option and Buyer's expense, the sum of One Hundred Thousand Dollars ($100,000.00);
(b) the balance of the Purchase Price (the "Balance") shall be paid by the Buyer to the Seller, or as the Seller directs in writing, by certified cheque, bank draft or wire transfer at Seller's option and Buyer's expense, as follows:

      (i) the sum of Twenty-Five Thousand Dollars ($25,000.00) on February 28, 2001;
      (ii) the sum of Twenty-Five Thousand Dollars ($25,000.00) on August 31, 2001;
      (iii) the sum of Twenty-Five Thousand Dollars ($25,000.00) on February 28, 2002; and
      (iv) the sum of Twenty-Five Thousand Dollars ($25,000.00) on August 31, 2002.

2.08 Promissory Notes. As a condition of closing, Buyer shall deliver to Seller a promissory note for each of the Section 2.07(i) through (iv) payments, such promissory notes to be in form and substance as attached as Schedule "E" to this Agreement. Such promissory notes shall be legalized by the appropriate

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authorities in Canada and the United States of America.

2.09 Income Tax Withholding. If laws, rules or regulations require withholding of income taxes or other rates imposed upon payments to Seller set forth in this
Article 2, Buyer shall make such withholding payments as required and subtract such withholding payments from such payments to Seller. Buyer shall submit appropriate proof of payment of the withholding rates to Seller within a reasonable period of time. Buyer shall use efforts consistent with its usual business practices to minimize the extent of any withholding taxes imposed under the provisions of the current or any future double taxation treaties or agreements between Canada and the United States of America, and the parties shall cooperate with each other with respect thereto, with the appropriate party under the circumstances providing the documentation required under such treaty or agreement to claim benefits thereunder.

                    ARTICLE 3 REPRESENTATIONS AND WARRANTIES

3.01 Representations and Warranties of the Seller and the Covenantor. The Seller and the Covenantor jointly and severally represent and warrant to the Buyer as follows and acknowledge that the Buyer is relying upon such representations and warranties in connection with the purchase by the Buyer of the Assets:

(a) Schedules. The Schedules contain complete and accurate information regarding those matters to which such Schedules pertain.
(b) Corporate Existence. The Seller is duly incorporated, organized and validly existing under the laws of the State of Illinois. The Seller has the corporate power and authority and does now possess, and has since the incorporation of the Seller possessed, all governmental and other permits, licences and other authorizations required to own or lease the properties owned or leased by it in connection with the Business, and to carry on the Business as it was carried on at the applicable time.
(c) Authority. This Agreement, when executed and delivered by the parties, will constitute a valid and binding agreement of the Seller in accordance with its terms. None of the execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and the compliance with or fulfilment of the terms and provisions of this Agreement, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under the Seller's articles of incorporation or by-laws, any instrument, agreement, mortgage, judgment, order, award, decree or other restriction to which it is a party or by which it is bound or any regulatory provisions affecting it. The Seller has full power and authority to sell, assign, transfer and deliver the Assets to the Buyer pursuant to this Agreement and to do and perform all acts and things required to be done by it under this Agreement.
(d) Options and Calls. There are no outstanding agreements, calls, commitments, options, or other rights or privileges, to acquire any of the Assets other than in the ordinary course of business.
(e) Availability of Assets. Except as specified in Section 2.01 the Assets constitute all of the assets

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      which are now being used, and which are necessary, in the conduct of the
      Business. The Assets are in good operating condition and repair, reasonable wear and tear excepted.
(f) Title to Assets. The Seller is the legal and beneficial owner of all of the Assets owned by Seller having good and marketable legal and beneficial title thereto, free and clear of all Encumbrances.
(g) Inventories. Seller has disclosed the locations of all inventories comprising part of the Assets and has given Buyer full access to inspect such inventories.
(h) Distribution and License Agreements. All distribution agreements and license agreements to which the Seller is subject:

      (i) are in full force and effect and in good standing and constitute a legal, valid and binding obligation of the respective parties thereto; and
      (ii) will continue in effect notwithstanding the closing of the transactions contemplated by this Agreement provided that the other party to any such agreements that require consent to assignment gives such consent. The Seller agrees to provide such assistance, at his expense, as may be reasonably requested by the Buyer to obtain such consents from other third parties, and for greater certainty, the Seller shall not receive any payment pursuant to Subsection 5.01(j) hereof for such assistance.

(i) Proprietary Rights. Except as disclosed in the attached Schedule "C", the Seller owns or possesses adequate licenses or other rights to the sole and exclusive use of all copyrights, uncopyrighted works, registered and unregistered trade marks, certification marks, trade names, industrial designs, patents, patent applications, unpatented inventions, trade secrets, know-how and other proprietary rights necessary to conduct the Business as now conducted (collectively, the "Proprietary Rights"). The Proprietary Rights are free and clear of all Encumbrances.
(j) No Finder. The Seller is not obliged to pay any finder's fee or any type of commission in connection with the transactions contemplated by this Agreement.
(k) No Defaults under Agreements; No Violation of Laws. The Seller has not received notice of, and has no knowledge of, the existence of any default or event of default or the occurrence of any event which with notice or lapse of time, or both, would constitute a default, and which is continuing, under the terms or provisions, express or implied, of any agreement to which any of the Assets or the conduct of the Business are subject. The Seller has not received notice of, and has no knowledge of, a violation of any applicable federal, state, provincial or municipal law, ordinance, regulation, order or requirement relating to the Assets or the conduct of the Business which may have a material adverse effect on the Assets or the conduct of the Business including, without limitation, laws relating to industrial hygiene, occupational safety or environmental conditions on, under or about properties utilized by the Seller in connection with the Business. The Seller is conducting the Business in compliance with all applicable laws, regulations, by-laws and ordinances of each jurisdiction in which the Business is carried on.
(l) Litigation. .Except as disclosed in Schedule C, no claim, action, suit, proceeding, litigation, arbitration or investigation has been commenced or threatened against the Seller, the Assets or the Business (including the properties of others used in the conduct of the Business), or the

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      transactions contemplated by this Agreement, and no basis therefor is known to the Seller. None of the Seller, the Assets, or the conduct of the Business is subject to any continuing injunction, judgment or other order of any court, arbitrator or governmental agency. The Seller is not in default under any order, licence, regulation, or demand of any federal, state, provincial, municipal or other governmental agency or regulatory body or with respect to any order, writ, injunction or decree of any court.
(m)   Intentionally deleted.
(n) Tax Matters. Subject to any requirement to file arising from, or in connection with, the transactions contemplated in this Agreement, the Seller has:

            (i) prepared and filed with the appropriate governmental authorities all tax returns required to be filed by it in connection with the Business under all applicable laws or regulations, which returns, if any, were prepared in conformity with such applicable laws and regulations and properly reflect, and do not in any manner understate, the taxable income and the liability for taxes of the Seller in connection with the Business in the relevant taxation year;
            (ii) paid all taxes, assessments, reassessments, penalties, interest and fines, if any; and
            (iii) made sufficient provision in the financial statements for all accrued but unpaid taxes, interest and penalties, if any, whether or not disputed, for all relevant periods.

      The U.S. Income Tax Return Form 1120S for the Seller for the fiscal years 1998 and 1999 attached as Schedule "D".
(o) No Employment Agreements; No Union or Collective Bargaining Agreements. The Seller is not a party to any employment agreement or any agreement with any independent contractor in connection with the Business. The Seller is not a party to or bound by any collective bargaining agreement and has not conducted negotiations with respect to any such future agreement. No employees of the Seller are represented by any trade union or association which might qualify as a trade union and there are no applications in progress or threatened which could result in the certification of a bargaining agent for the employees of the Seller. There has been no strike, grievance, dispute, representation, arbitration, proceedings or other labour trouble against the Seller and there is no such action or proceeding in progress or threatened against the Seller, and the Seller does not know of any basis therefor. The Seller has not received notice of, and has no knowledge of, non-compliance with any laws concerning occupational safety, employment practices, terms and conditions of employment, wages and hours, and unfair labour practices, the enforcement of which would have a material adverse effect on the conduct of the Business.
(p) Insolvency. The Seller is not insolvent, nor has it committed an act of bankruptcy, proposed a compromise or arrangement of its creditors generally, had any petition or receiving order in bankruptcy filed against it, taken any proceedings with respect to a compromise or arrangement or to have a receiver appointed over any part of its assets, had an encumbrancer take possession of any of its property, or had an execution or distress become enforceable or levied upon any of

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      its property.
(q) Full Disclosure. The Seller has delivered to the Buyer true and current copies or, if not available, photocopies of all agreements, documents and other instruments listed in the Schedules to this Agreement. To the best of its knowledge and belief the information furnished to the Buyer by the Seller in connection with this Agreement and the transactions contemplated by this Agreement does not contain any untrue statement of a material fact and does not omit to state any material fact necessary to make the statements made, in the context in which made, not false or misleading. There is no fact or contingency which the Seller has not disclosed to the Buyer in writing which:

            (i) might have a material adverse effect on the Assets, the conduct of the Business or the condition (financial or otherwise) or prospects of the Business; or
            (ii) could reasonably be expected to be material to an intending purchaser of the Assets.

3.02 DISCLAIMER. SELLER AND COVENANTOR SPECIFICALLY DISCLAIM ANY WARRANTIES OR CONDITIONS, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR FREEDOM FROM INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS OR ARISING FROM A COURSE OF DEALING, USAGE OR MADE PRACTICES, IN ALL CASES WITH RESPECT TO THE ASSETS AND THE BUSINESS.

3.03 Representations and Warranties of the Buyer. The Buyer represents and warrants to the Seller as follows and acknowledges that the Seller is relying upon such representations and warranties in connection with the sale by the Seller of the Assets:

(a) Corporate Existence. The Buyer is duly incorporated, organized and validly existing under the laws of the Province of Ontario;
(b) Authority. This Agreement, when executed and delivered by the parties, will constitute a valid and binding agreement of the Buyer in accordance with its terms. None of the execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and the compliance with or fulfilment of the terms and provisions of this Agreement, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under the Buyer's incorporation documents or bylaws, any instrument, agreement, mortgage, judgment, order, award, decree or other restriction to which it is a party or by which it is bound or any regulatory provisions affecting it. The Buyer has full power and authority to purchase the Assets from the Seller pursuant to this Agreement and to do and perform all acts and things required to be done by it under this Agreement.
(c) Investment Canada. The Buyer is not a non-Canadian within the meaning of the Investment Canada Act (Canada).
(d) Insolvency. The Buyer is not insolvent, has not committed an act of bankruptcy, proposed a

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      compromise or arrangement of its creditors generally, had any petition or receiving order in bankruptcy filed against it, taken any proceedings with respect to a compromise or arrangement or to have a receiver appointed over any part of its assets, had an encumbrancer take possession of any of its property, or had an execution or distress become enforceable or levied upon any of its property.
(e) Inventories. The Buyer has been given full opportunity to inspect the inventories comprising part of the Assets and hereby accepts such inventories as is where is.
(f) No Finder. The Buyer is not obliged to pay any finder's fee or any type of commission in connection with the transactions contemplated by this Agreement.
(g) Governmental Notifications. The Buyer shall comply with the provisions of 15CFR Part 806 Direct Investment Surveys with regard to filing such reports and/or exemption claims as may be required of Buyer as a "Foreign Person" as defined in such regulations.

                              ARTICLE 4 - COVENANTS

4.01 Covenants of the Seller During Interim Period. The Seller hereby covenants that, during the Interim Period, it shall:

(a) carry on the Business in the ordinary course and use its reasonable best efforts to preserve the Assets, the Business and the clients, customers and suppliers associated with the Business;
(b) give the Buyer, the Buyer's Counsel, and other representatives of the Buyer, full access during normal business hours to the properties, books, contracts, commitments and records of the Seller in connection with the Business;
(c) furnish the Buyer with all material information concerning the Business as the Buyer may reasonably request;
(d) permit the Buyer and its representatives to observe all operations of the Business and to meet with such members of the management of the Business as the Buyer may designate for such purposes as the Buyer may deem to be appropriate;
(e) do all things and cause all things to be done to ensure that all the warranties and representations of the Buyer contained in this Agreement remain true and correct throughout the Interim Period as if such representations and warranties were continuously made throughout such period;
(f) not acquire or agree to acquire additional assets in connection with the Business, except in the ordinary course of business, without the prior written approval of the Buyer;
(g) not enter into any contracts or any forward commitments for inventories or supplies in connection with the Business, in writing or otherwise, other than contracts or commitments made in the ordinary course of business, without the prior written approval of the Buyer;
(h) not incur any other indebtedness, obligations or liabilities of the Business out of the ordinary course of business without the prior written approval of the Buyer;
(i) not sell, agree to sell or otherwise dispose of any of the Assets (other than items of inventory and operating supplies sold or consumed, as the case may be, in the ordinary course of business);

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(j)   pay, satisfy and discharge its obligations and liabilities in connection with the Business in the ordinary course of business;
(k) not incur any capital expenditures in connection with the Business or the Assets except in the ordinary course of business without the prior written approval of the Buyer;
(l) retain the services of Cindy Matthewson whose employment is being continued as contemplated in this Agreement;]
(m) assist Buyer to obtain at Buyer's expense all necessary consents and approvals in connection with the transfer of the Assets required pursuant to the terms of any leases, contracts or rights of the Seller upon or in connection with any of the Assets; and
(n) promptly advise the Buyer in writing of any material adverse change in the condition, financial or otherwise, of the Business.

4.02 Covenants of the Buyer During Interim Period. The Buyer hereby covenants that, during the Interim Period, it shall:

(a) do all things and cause all things to be done to ensure that all the warranties and representations of the Buyer contained in this Agreement remain true and correct throughout the Interim Period as if such representations and warranties were continuously made throughout such period; and
(b) treat in confidence all documents, materials and other information and findings which it or any of its authorized representatives, the Buyer's Accountants or the Buyer's Counsel has obtained concerning the Seller and/or the Business during the Interim Period in the course of its investigations.

4.03 Covenants on Closing.

(a) The Seller covenants that at the Time of Closing it will satisfy, or cause to be satisfied, all conditions precedent to the obligations of the Buyer set out in Section 5.01 of this Agreement.
(b) The Buyer covenants that at the Time of Closing it will satisfy, or cause to be satisfied, all conditions precedent to the obligations of the Seller set out in this Agreement.

4.04 Post-Closing Covenants.

(a) Subject to other provisions of this Agreement, the Seller covenants that the Buyer may have from time to time and at all times subsequent to the Time of Closing peacefully and quietly have, hold, possess and enjoy the Assets and every part thereof to and for its own use and benefit without any manner of hindrance, interruption, molestation, claim or demand whatsoever of, from or by the Vendors or any person whomsoever and with good and marketable title thereto, free and clear and absolutely released and discharged from and against all former and other bargains, sales, gifts, grants, mortgages, pledges, security interest, adverse claims, liens, charges and encumbrances of any nature or kind whatsoever.

(b) The Seller agrees that, subsequent to the Time of Closing and at the request and expense of Buyer, it will:

            (i) execute and deliver such additional conveyances, transfers and other assurances as, in the opinion of the Buyer's Counsel, are reasonably required to carry out the intent of this Agreement and to transfer the Assets to the Buyer;
            (ii) take all steps reasonably required by the Buyer to assist the Buyer in retaining the goodwill of the Business, including, if requested by the Buyer, introducing the Buyer or the Buyer's representatives to customers and suppliers of the Business; and
            (iii) perform all of its obligations to be performed under this Agreement after the Time of Closing.

(c)   The Buyer agrees that, subsequent to the Time of Closing, it will:

            (i) at the request and expense of the Seller, execute and deliver such additional conveyances, transfers and other assurances as, in the opinion of the Seller's Counsel, are reasonably required to carry out the intent of this Agreement; and
            (ii) perform all of its obligations to be performed under this Agreement after the Time of Closing, including, without limitation, satisfying the outstanding Balance as and when it becomes due and payable.

4.05 Post-Closing Dispute Assistance. The Seller agrees that if there is any dispute with respect to the Business arising out of events which occurred prior to the Time of Closing, it will cooperate with the Buyer, at no cost to the Buyer except for reasonable expenses for travel in connection with such assistance, which shall be paid by the Buyer, in the resolution of such dispute, including, without limitation, making appearances in any litigation which may result therefrom; provided, however, that the Seller's agreement to cooperate pursuant to this section shall not be deemed an acceptance by the Seller of any liability arising from such dispute.

4.06 Covenants Concerning Confidentiality

(a) The Buyer acknowledges that in order to facilitate the completion of the purchase of the Assets, it will be afforded access to and be entrusted with information (in this subsection the "Confidential Information") concerning the Seller and the Business that is not a matter of public record and has not been disclosed to any person who does not owe a duty of nondisclosure to the Seller pursuant to a written or oral agreement, at common law or under the terms of applicable legislation. The Buyer also acknowledges that the Confidential Information is proprietary and confidential and disclosure thereof to competitors of the Seller and/or the Business or to the general public would be detrimental to the best interests of the Seller and could cause a great deal of damage to the Business. The Buyer therefore agrees that it will not, except for the benefit of and with the written consent of the Seller, its successors or assigns, prior to the completion of its purchase of the Assets or at any time, if the purchase of the Assets pursuant to this Agreement is not completed for any reason whatsoever,:

            (i) disclose or divulge any Confidential Information to any person, unless that person is also bound by a duty of confidentiality with respect thereto; or

            (ii) use, directly or indirectly, any Confidential Information for any purpose other than to complete its due diligence in connection with the purchase of the Assets, or disclose or use for any purpose other than that set out above, knowledge of the private affairs of the Seller or the Business, unless the Buyer can establish beyond any reasonable doubt that the Confidential Information:
            (iii) was previously known to the Buyer, as evidenced by written records, which the Buyer can prove predate this Agreement; or
            (iv) hereafter, and prior to disclosure or use as set out above, becomes generally known to the public through no act or omission of the Buyer.

(b) The Seller and the Covenantor each acknowledge that in order to facilitate the completion of the purchase of the Assets, they may be afforded access to and be entrusted with information (in this section the "Confidential Information") concerning the Buyer that is not a matter of public record and has not been disclosed to any person who does not owe a duty of non-disclosure to the Buyer pursuant to a written or oral agreement, at common law or under the terms of applicable legislation. The Seller and the Covenantor also acknowledge that the Confidential Information is proprietary and confidential and disclosure thereof to competitors of the Buyer or to the general public would be detrimental to the best interests of the Buyer and could cause a great deal of damage to the business of the Buyer. The Seller and the Covenantor therefore each agree that it will not, except for the benefit of and with the written consent of the Buyer, its successors or assigns, at any time:

            (i) disclose or divulge any Confidential Information to any person, unless that person is also bound by a duty of confidentiality; or
            (ii) use, directly or indirectly, any Confidential Information for any purpose other than to complete their due diligence in connection with the sale of the Assets and the performance of this Agreement, or disclose or use for any purpose other than that set out above, knowledge of the private affairs of the Buyer, unless the Seller or the Covenantor, as the case may be, can establish beyond any reasonable doubt that the Confidential Information:
            (iii) was previously known to the Seller or the Covenantor, as the case may be, as evidenced by written records, which the Seller or the Covenantor, as the case may be, can prove predate this Agreement; or
            (iv) hereafter, and prior to disclosure or use as set out above, becomes generally known to the public through no act or omission of the Seller or the Covenantor, as the case may be.

(c) The Buyer, the Seller and the Covenantor each agree that no public or internal announcement of the transactions provided for in this Agreement will be made without the prior approval of the Buyer and the Seller, provided that each of the Buyer and the Seller agrees not to unreasonably withhold or delay its approval of or to any announcements or filings required to be made by the other by law, or to obtain or transfer any licences or consents required by the Buyer or the Seller in order to complete the transactions provided for in this Agreement.

4.07 Employees. The Seller agrees to give the required notice of termination or to pay remuneration in lieu thereof to all of the employees of the Business, such that termination is concurrent with the Closing Date. The Seller also agrees to pay all remuneration due to the employees of the Business together with vacation pay and all other amounts owing.

4.08 Delivery of Assets: At any time within thirty (30) days after the Closing Date, Buyer shall take possession of the tangible Assets and move them from Seller's place of business.

           ARTICLE 5 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYER

5.01 Conditions Precedent. The obligations of the Buyer under this Agreement are subject to the fulfilment, at or before the Time of Closing, of the following conditions. All of the following conditions have been included for the sole benefit of the Buyer and each is a condition of the closing of the transactions provided for in this Agreement. Any of the following conditions may be waived by the Buyer, in whole or in part, at or at any time prior to the Time of Closing, provided that no such waiver shall constitute a waiver by the Buyer of any of its other rights or remedies in connection with any other condition or conditions, and any waiver will only be binding upon the Buyer if made by the Buyer in writing:

(a) No Misrepresentations or Breach of Covenants and Warranties. All of the representations and warranties of the Seller and the Covenantor contained in this Agreement are true and correct in all respects at the Time of Closing with the same effect as though such representations and warranties had been made at and as of such time and there has been compliance by each of the Seller and the Covenantor with, and no breach by either of the Seller or the Covenantor of, any of their covenants in this Agreement.
(b) No Changes in Operations. During the Interim Period, there has been no material adverse change in the Assets or in the Business or in the affairs, liabilities, or condition (financial or otherwise), or prospects of the Business, or other event or development which would affect the decision of a prudent purchaser in similar circumstances to complete the purchase of the Assets, and there has been no material adverse legislative or regulatory change affecting the Business.
(c) Officer's Declaration. The Buyer shall have received a officer's certificate of a senior executive officer of the Seller and of the Covenantor that:

            (i) all representations and warranties of the Seller and the Covenantor contained in this Agreement are true and correct at the Time of Closing as though then made;
            (ii) there has been compliance with each of the covenants and obligations on the part of the Seller and the Covenantor required to be complied with at or before the Time of Closing;
            (iii) the sale of the Assets has been authorized by all necessary actions including, if the Assets constitute all or substantially all of the property of the Seller, all necessary shareholders' authorizations; and
            (iv) such person has no knowledge of any action, suit or proceeding by any governmental body or authority, or by any private third party, seeking to restrain the transactions contemplated by this Agreement or its consummation, which has been threatened or instituted against the Seller and remains pending at the Time of Closing.

(d) Restraint of Transactions. No order of any court of competent jurisdiction is effective restraining the transactions contemplated by this Agreement.
(e)   Intentionally deleted.
(f) Opinion Letter of Seller's Counsel. The Buyer and the Buyer's Counsel have received from the Seller's Counsel an opinion, dated the Closing Date, in the form to be mutually agreed upon by the Buyer's Counsel and the Seller's Counsel acting reasonably, confirming the corporate existence of the Seller and its authority to complete the transactions contemplated by this Agreement.
(g) Transfer of Trade Name. The Seller shall have taken all necessary steps to transfer to the Buyer all registered or unregistered trade marks, trade names, including the trade names "RICHARD WOLFF ENTERPRISES" and "RWE".
(h) Non-Solicitation and Non-Competition. The Seller and the Covenantor have delivered to the Buyer a non-competition agreement, in the form as agreed upon by the Seller's Counsel and the Buyer's Counsel, whereby the Covenantor shall agree during the period commencing on the Closing Date and ending four (4) years therefrom not to:

            (i) solicit, induce, or in any manner whatsoever carry on or be engaged in or concerned with or advise any employee, agent, supplier or customer of the Business to terminate or reduce its employment or business, as the case may be, with the Buyer, or
            (ii) directly or indirectly, whether as principal, shareholder (except of publicly traded securities), director, officer, manager, employee, consultant, lender, guarantor, representative or agent or in any other capacity be involved in any business or otherwise engage in a business anywhere in the world which is directly or indirectly competitive with the Business, namely sales, licensing and distribution of educational video, CD ROM, and related printed materials including broadcast sales and licenses. Notwithstanding the foregoing, this restrictive covenant does not apply to the distribution of non-educational media by the Covenantor nor does it apply to any educational products produced by him.

(i) Additional Closing Deliveries. In addition to any other instruments and documents required to be delivered by the Seller to the Buyer pursuant to this Agreement, the Seller has delivered to the Buyer, at or before the Time of Closing, the following:

            (i) a bill of sale;
            (ii) a general assignment of the contracts listed in the attached Schedule A to which the Seller is a party in connection with the Business which is required by this Agreement.

(j) Employment Arrangements. The Buyer shall have made, at or before the Time of Closing, employment arrangements with those employees of the Business which it wishes to employ in connection with the Business on terms satisfactory to the Buyer. The Covenantor agrees to make himself available to the Buyer if requested for a minimum period of two (2) years after the Closing Date for the purposes of introducing the Buyer to agents, suppliers, and other third parties in connection with a transition of the Business to the Buyer and assisting Buyer to grow the Business. During such two (2) year period the Buyer shall use and pay for Covenantor's services for a minimum of fifty (50) days, but not more than two hundred
      (200) days, during the first year after the Closing Date and twenty-five
      (25) days, but not more than one hundred (100) days, during the second year after the Closing Date. The Buyer shall compensate the Covenantor for such time spent at the per diem rate of Four Hundred Dollars ($400.00) per day.

5.02 Result of Failure to Satisfy Condition Precedent. If any of the foregoing conditions precedent to the obligations of the Buyer have not been satisfied at the Time of Closing, and have not be waived by the Buyer at, or at any time prior to, the Time of Closing, the Buyer may:

(a) refuse to complete the transactions contemplated in this Agreement by giving written notice to the Seller or the Seller's Counsel and, in such event, all parties shall be released from their obligations under this Agreement except the obligations of such party to maintain the confidentiality of Confidential Information obtained in the course of the negotiation of this Agreement and the due diligence leading up to the Time of Closing; or
(b) complete the transactions provided for in this Agreement, provided that the Purchase Price shall have been reduced by such amount as the Buyer and the Seller have mutually agreed adequately compensates the Buyer for the damages it may suffer as a result of the non-satisfaction of the condition precedent in question, provided that it is expressly understood and agreed that following such completion the Buyer may not rely on the warranties, representations or covenants relating to any unsatisfied condition in connection with which there has been an abatement in the Purchase Price, and further provided that if the Buyer and the Seller do not agree upon the amount of the abatement to the Purchase Price, the Buyer will be deemed to have elected not to complete the transaction.

           ARTICLE 6 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER

6.01 Conditions Precedent. The obligations of the Seller under this Agreement are subject to the fulfilment, at or before the Time of Closing, of the following conditions. All of the following conditions have been included for the sole benefit of the Seller and each is a condition of the closing of the transactions provided for in this Agreement. Any of the following conditions may be waived by the Seller, in whole or in part, at or at any time prior to the Time of Closing, provided that no such waiver shall constitute a waiver by the Seller of any of its other rights or remedies in connection with any other condition or conditions, and any waiver will only be binding upon the Seller if made by the Seller in writing:

(a) No Misrepresentations or Breach of Covenants and Warranties. All of the representations and warranties of the Buyer contained in this Agreement are true and correct in all respects at the Time of Closing with the same effect as though such representations and warranties had been made at and as of such time and there has been compliance by the Buyer with, and no breach by the Buyer of, any of its covenants in this Agreement.
(b) Officer's Declaration. The Seller shall have received a officer's certificate of a senior executive officer of the Buyer that:

      (i) all representations and warranties of the Buyer contained in this Agreement are true and correct at the Time of Closing as though then made;
      (ii) there has been compliance with each of the covenants and obligations on the part of the Buyer required to be complied with at or before the Time of Closing;
      (iii) the purchase of the Assets has been authorized by all necessary actions; and
      (iv) such person has no knowledge of any action, suit or proceeding by any governmental body or authority, or by any private third party, seeking to restrain the transactions contemplated by this Agreement or its consummation which has been threatened or instituted against the Buyer and remains pending at the Time of Closing.

(c) Restraint of Transactions. No order of any court of competent jurisdiction is effective restraining the transactions contemplated by this Agreement.
(d) Additional Closing Deliveries. In addition to any other instruments and documents required to be delivered by the Buyer to the Seller pursuant to this Agreement, the Buyer has delivered to the Seller, at or before the Time of Closing, the following:

            (i)   the first $100,000 instalment of the Purchase Price;
            (ii)  the promissory notes for each instalment of the Balance.

6.02 Result of Failure to Satisfy Condition Precedent. If any of the foregoing conditions precedent to the obligations of the Seller have not been satisfied at the Time of Closing, and have not been waived by the Seller at, or at any time prior to, the Time of Closing, the Seller may:

(a) refuse to complete the transactions contemplated in this Agreement by giving written notice to the Buyer or the Buyer's Counsel and, in such event, all parties shall be released from their obligations under this Agreement except the obligations of such party to maintain the confidentiality of Confidential Information obtained in the course of the negotiation of this Agreement and the due diligence leading up to the Time of Closing, or
(b) complete the transactions provided for in this Agreement, provided that the Purchase Price shall have been increased by such amount as the Buyer and the Seller have mutually agreed adequately compensates the Seller for the damages it may suffer as a result of the non-satisfaction of the condition precedent in question, provided that it is expressly understood and agreed that following such completion the Seller may not rely on the warranties, representations or covenants relating to any unsatisfied condition in connection with which there has been an increase in the Purchase Price, and further provided that if the Buyer and the Seller do not agree upon the amount of the increase to the Purchase Price, the Seller will be deemed to have elected not to complete the transaction.

                            ARTICLE 7 - RISK OF LOSS

7.01 Risk of Loss. If, at or before the Time of Closing, all or any substantial part of the Assets are destroyed or damaged by fire, or any other casualty, or are expropriated or otherwise seized by governmental or other lawful authority, the Seller shall immediately advise the Buyer in writing and the Buyer shall have the option, exercisable by notice in writing:

(a) to complete the transactions provided for in this Agreement, provided that the Purchase Price shall be reduced by an amount equal to the fair market value of the assets destroyed, damaged, expropriated or seized; or
(b) to refuse to complete the transaction contemplated herein by notice to the Seller and, in such event, all parties hereto shall be released from all obligations hereunder except the obligations of such party to maintain the confidentiality of Confidential Information obtained in the course of the negotiation of this Agreement and the due diligence leading up to the Time of Closing and except the obligation of the Seller to return to the Buyer the Deposit, together with interest thereon.

             ARTICLE 8 - SURVIVAL OF REPRESENTATIONS AND WARRANTIES

8.01 Survival of the Seller's and the Covenantor's Representations, Warranties and Covenants. The representations, warranties and covenants of the Seller and the Covenantor contained in this Agreement shall, unless otherwise expressly provided in this Agreement, survive the closing of the transactions provided for in this Agreement and, notwithstanding such closing and notwithstanding any investigations made by or on behalf of the Buyer, shall continue in full force and effect for a period of three (3) years after the Time of Closing.

8.02 Survival of the Buyer's Representations, Warranties and Covenants. The representations, warranties and covenants of the Buyer contained in this Agreement shall survive the closing of the transactions provided for in this Agreement and, notwithstanding such closing and notwithstanding any investigations made by or on behalf of the Seller, shall, unless otherwise expressly provided in this Agreement, continue in full force and effect for a period of three (3) years after the Time of Closing.

                            ARTICLE 9 INDEMNIFICATION

9.01 Scope of Indemnification - Seller. In the event that the transactions provided for in this Agreement are completed and it is subsequently determined that the Buyer or any agent, employee, affiliate, successor or nominee of the Buyer, or any of the officers, directors, shareholders, subsidiaries, affiliates, employees and agents of any of the aforesaid (collectively the "Indemnified Parties") has or is subject to any loss, damage, liability, deficiency, claim, cost, recovery, expense (including interest penalty and reasonable legal fees), assessment or reassessment (collectively the "Claims") arising from (i) the incorrectness, failure, non-compliance or other breach of any representation, warranty or covenant made by the Seller or the Covenantor prior to the Time of Closing or (ii) if any of the employees of the Business are employed by the Buyer subsequent to the Closing Date, all wages, salaries, bonuses, severance pay, termination pay, vacation pay, pension and other similar entitlements relating to any period prior to the Closing Date., then, unless otherwise expressly provided in this Agreement, the Seller and the Covenantor, jointly and severally, to the extent that the Indemnified Parties did not contribute to the Claims, agree to indemnify and save harmless the Indemnified Parties for the amount of such Claims up to and not to exceed the amount of the Purchase Price. Any claim against the Seller and the Covenantor under this section shall be in writing and shall be made within the applicable limitation period provided at law in respect of such claim. In no event shall Seller or Covenantor have any liability for or responsibility to an Indemnitee for any loss of profits, incidental or consequential damages based upon this Agreement or such party's performance hereunder.

9.01A The Buyer and the Seller waive compliance with provisions of any applicable bulk sales laws for the protection of creditors, and the Seller agrees to indemnify and hold the Buyer harmless from, and to reimburse the Buyer for, any loss, cost expense, liability or damage (including reasonable counsel fees, disbursements and expenses) which the Buyer suffers or incurs by virtue of non-compliance with such laws.

9.02 Scope of Indemnification - Buyer. In the event that the transactions provided for in this Agreement are completed and it is subsequently determined that the Seller or any agent, employee, affiliate, successor or nominee of the Seller, or any of the officers, directors, shareholders, subsidiaries, affiliates, employees and agents of any of the aforesaid (collectively the "Indemnified Parties") has or is subject to any loss, damage, liability, deficiency, claim, cost, recovery, expense (including interest penalty and reasonable legal fees), assessment or reassessment (collectively the "Claims") arising from (i) the incorrectness, failure, non-compliance or other breach of any representation, warranty or covenant made by the Buyer prior to the Time of Closing or (ii) if any of the employees of the Business are employed by the Buyer subsequent to the Closing Date, all wages, salaries, bonuses, severance pay, termination pay, vacation pay, pension and other similar entitlements relating to any period after the Closing Date., then, unless otherwise expressly provided in this Agreement, the Buyer, to the extent that the Indemnified Parties did not contribute to the Claims, agrees to indemnify and save harmless the Indemnified Parties for the amount of such Claims up to and not to exceed the amount of the Purchase Price. Any claim against the Buyer under this section shall be in writing and shall be made within the applicable limitation period provided at law in respect of such claim. In no event shall Buyer has any liability for or responsibility to an Indemnitee for any loss of profits, incidental or consequential damages based upon this Agreement or such party's performance hereunder.

9.03 Notice to Indemnifying Party. The Indemnified Parties shall forthwith notify the Buyer or the Seller and the Covenantor, as appropriate, of any liability or claim for which it/they may be liable hereunder promptly after the Indemnified Parties receive notice thereof and a representative appointed by the notified party(ies) shall have the right to participate in any negotiations with respect thereto. The notified party(ies) shall at all times have the right, at their joint sole expense, to dispute and contest any liability to, or claim asserted by, any person other than the Indemnified Parties for which the notified party(ies) may be liable hereunder. The Indemnified Parties shall fully co-operate with the notified party(ies) and their counsel in any proceedings with respect to any such liability.

9.04 Events Prior to Closing. In the event the transactions provided for in this Agreement are completed and it is subsequently determined that and one or more of the Indemnified Parties has or is subject to any Claims which arise, result from or relate to, any circumstance in relation to the Business attributable to events prior to the Time of Closing, unless otherwise expressly provided in this Agreement, other than any circumstance disclosed in this Agreement, then the Seller and the Covenantor, jointly and severally, agree to indemnify and save harmless the Indemnified Parties under Section 9.01, to the extent that the Indemnified Parties did not contribute to the Claims on demand for the amount of such Claim. Any claim against the Seller or the Covenantor under this subsection shall be in writing and shall be made within the applicable limitation period provided at law in respect of such claim.

9.05 Events After Closing. In the event the transactions provided for in this Agreement are completed and it is subsequently determined that and one or more of the Indemnified Parties has or is subject to any Claims which arise, result from or relate to, any circumstance in relation to the Business attributable to events after the Time of Closing, unless otherwise expressly provided in this Agreement, other than any circumstance disclosed in this Agreement, then the Buyer agrees to indemnify and save harmless the Indemnified Parties under
Section 9.02, to the extent that the Indemnified Parties did not contribute to the Claims on demand for the amount of such Claim. Any claim against the Seller or the Covenantor under this subsection shall be in writing and shall be made within the applicable limitation period provided at law in respect of such claim.

9.04 Litigation. The Seller and the Covenantor hereby, jointly and severally, irrevocably and unconditionally, agree to indemnify and save harmless each of the Indemnified Parties from and against any and all Claims incurred in connection with the pending and threatened litigation disclosed in Schedule C. The Seller and the Covenantor agree to defend diligently such litigation through counsel to be agreed upon by Buyer and Seller, and to advise and keep the Buyer informed of all material developments relating thereto and that they will not settle or otherwise compromise any such action without the consent of the Buyer if such compromise or settlement would result in a liability to any Indemnified Party under this section.

9.05 Payment by the Buyer. In the event that one or both of the Seller and the Covenantor fails to make any uncontested payment required to be made under this Article, then the Buyer shall be entitled to notify the Seller that it intends to make such payment out of the amount payable to the Seller in respect of the Balance and, not less than ten (10) days after such notice is given, the Buyer shall be entitled to make such payment out of such amount payable to the Seller and any such payment by the Buyer shall reduce the Balance. In the event that none of the Purchase Price remains payable to the Seller from the Buyer at such time, the Buyer shall be entitled to make such payment and to set off the amount of such payment against any other amount which may be or become due from the Buyer to the Seller, however arising, notwithstanding that such indebtedness might have arisen from a different transaction. If Seller and/or Covenantor contest any such payment, Buyer shall not make such payment by reducing the Balance unless the Buyer has obtained an uncontested and incontestable judgment against the Seller for the amount of the payment.

9.06 Survival of Indemnities. The terms of this Article 9 shall survive the Closing Date or termination of this Agreement for whatever reason

                            ARTICLE 10 - AUDIT RIGHTS

10.1 Audits: Upon the written request of Seller and/or Covenantor and not more than once in each Calendar Year, within three (3) years after the Closing Date, Buyer shall permit an independent certified public accounting firm selected by Seller and/or Covenantor and reasonably acceptable to Buyer, to have access during normal business hours to such of the records of Buyer and its affiliates as may be reasonably necessary to verify the accuracy of the reports and payments Section 2.03 above. The accounting firm shall disclose to Seller and/or Covenantor only whether the reports are correct or incorrect and the specific details concerning any discrepancies, and such firm shall not otherwise disclose Buyer's Confidential Information to them. No other information shall be provided to them.

10.02 Costs of Audit. Seller and/or Covenantor shall bear the full cost of such audit, unless such audit reveals an underpayment by Buyer of more than five percent (5%) of the payment actually due to Seller for the audited period. In such case, Buyer shall bear the full cost of such audit and shall pay any additional payments due to Seller plus interest at 4% over the Prime Rate from the date originally due until paid within thirty (30) days of the date on which the accounting firm's written report is delivered to Buyer. The terms of this
Article 10 shall survive the Closing Date or termination of this Agreement for whatever reason.

                    ARTICLE 11 - GENERAL CONTRACT PROVISIONS

11.01 Notices. All notices, requests, demands or other communications required or desired to be given or made by one party to another shall be given in writing by personal delivery or prepaid registered mail or by facsimile transmission or other means of instantaneous transmission in regular commercial usage at such time, verified by a transmission report, as follows:

to the Seller:               Richard Wolff Enterprises, Inc.
                             1299 Bristol Lane
                             Buffalo Grove, IL 60089
                             United States of America
                             Attn: Richard Wolff

with a copy to:              BusinessCounsel
                             200 South Wacker Drive, Suite 2600
                             Chicago, IL 60606
                             United States of America
                             Attn: Michael J. Hogg

to the Buyer:                Magic Lantern Communications Ltd.
                             10 Meteor Drive
                             Toronto, Ontario
                             M9W 1A4
                             Canada
                             Attention: Doug Connolly

with a copy to:              Morrison Brown Sosnovitch LLP
                             Barristers and Solicitors
                             1 Toronto Street, Suite 910
                             Toronto, Ontario

                             M5C 2V6
                             Attention: Kevin Gallagher

to the Covenantor:           Richard Wolff.
                             1299 Bristol Lane
                             Buffalo Grove, IL 60089
                             United States of America

with a copy to:              BusinessCounsel
                             200 South Wacker Drive, Suite 2600
                             Chicago, IL 60606
                             United States of America
                             Attn: Michael J. Hogg

or at such other address as may be given by any of them to the others. Any notice or other communication so given or made shall be conclusively deemed to have been given and received when delivered personally, if delivered personally, provided that if it is delivered on a day which is not a Business Day then the notice or communication shall be deemed to have been given and received on the next Business Day following such date, or on the fifth (5th) Business Day following the date of mailing, if mailed by prepaid registered mail, except in the event of disruption of mail services in which event any notice shall be delivered personally.

11.02 Expense s. The expenses incurred by each of the parties in connection with the negotiation of this Agreement and the completion of the transactions provided for in this Agreement, including, except as otherwise provided in this Agreement, the fees of their respective accountants and solicitors in connection with such transactions, shall be borne by such party.

11.03 Time of the Essence. Time is of the essence of this Agreement and every part of this Agreement and no extension or variation of this Agreement shall operate as a waiver of this provision.

11.04 Governing Law. This Agreement and any of the agreements required to be executed pursuant to the provisions of this Agreement shall be construed in accordance with, and the rights of the parties shall be governed by, the laws of the State of Illinois and of the United States of America applicable thereto. The parties submit to the jurisdiction of the courts of: (1) the Province of Ontario if the Seller initiates any legal action against the Buyer arising out of this Agreement, excepting any action based on the Buyer's alleged default of a Promissory Note delivered to the Seller under sections 2.08 and 6.01(d); or
(2) the State of Illinois if the Buyer initiates any legal action against the Seller arising out of this Agreement.

11.05 Severability. If any of the provisions contained in this Agreement are, for any reason, held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained in this Agreement unless the deletion of such provision or provisions would result in such a material change as to cause the completion of the transactions contemplated in this Agreement to be unreasonable.

11.06 Further Assurances. The parties covenant and agree to execute such further and other documents and undertake such other actions as may be reasonably required to give effect to the terms and intent of the transactions contemplated in this Agreement.

11.07 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to each of the other parties.

11.08 Enurement. This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective heirs, administrators, executors, successors and permitted assigns, provided that the rights of any party hereto may not be assigned without the prior written consent of all other parties hereto.

11.09 Time Periods. When calculating the period of time within which or following which any act is to be done or step taken pursuant to this Agreement, the date which is the reference day in calculating such period shall be excluded.

11.10 Entire Agreement. The parties acknowledge and agree that this Agreement constitutes their entire agreement and understanding relating to the subject matter of this Agreement. As such, the Agreement supersedes all previous communications, proposals, representations and agreements, whether oral or written, relating to the subject matter of this Agreement. This Agreement may not be amended, supplemented, or otherwise modified except by an instrument in writing signed by both parties.

      IN WITNESS WHEREOF the parties hereto have executed this Agreement, by the fixation hereto of their corporate seals, attested to by the hand of their duly authorized signing officer or by the setting hereunto of his hand and seal, as the case may be, as of the date first above written.

SIGNED, SEALED AND DELIVERED        )
     in the presence of             )
                                    )
 .............................       )

                                                   _______________________(Seal)

Witness                                RICHARD WOLFF


                                       RICHARD WOLFF ENTERPRISES, INC.

                                       Per: /s/ Richard Wolff  c/s
                                            -----------------
                                                Richard Wolff
                                       I have authority to bind the corporation.


                                       MAGIC LANTERN COMMUNICATIONS LTD.

                                       Per: /s/ Douglas Connolly c/s
                                            --------------------
                                                Douglas Connolly
                                       I have authority to bind the corporation.

                          SCHEDULE "A" - LIST OF ASSETS

                    SCHEDULE "B" - LIST OF MASTER VIDEOTAPES

                           SCHEDULE "C" - DISCLOSURES

                     SCHEDULE "D" - U.S. INCOME TAX RETURNS

                         SCHEDULE "E" - PROMISSORY NOTE

                        SCHEDULE "F" - LIST OF AGREEMENTS